EXHIBIT 32.1

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002, 18 U.S.C. SECTION 1350

The undersigned, Denis J. Salamone, is the chief executive officer of Hudson City Bancorp, Inc. (the “Company”), and James C. Kranz, is the principal financial officer of the Company.

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (the “Report”).

By execution of this statement, we certify that:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

Date: November 7, 2014	By:	/s/ Denis J. Salamone
Denis J. Salamone
Chairman and Chief Executive Officer

Date: November 7, 2014	By:	/s/ James C. Kranz
James C. Kranz
Executive Vice President and
Chief Financial Officer